EXHIBIT 21

HUMANA INC.

SUBSIDIARY LIST

ALABAMA

1.	CompBenefits of Alabama, Inc.

ARIZONA

1.	Managed Prescription Program
2.	SeniorBridge Family Companies (AZ), Inc.

ARKANSAS

1.	Ambulatory Care Solutions of Arkansas LLC
2.	American Dental Providers of Arkansas, Inc.
3.	Humana Regional Health Plan, Inc.

CALIFORNIA

1.	Humana Health Plan of California, Inc.
2.	M.D. Care, Inc.
3.	SeniorBridge Family Companies (CA), Inc.

CAYMAN ISLANDS

1.	OMP Insurance Company, Ltd.

CONNECTICUT

1.	SeniorBridge Family Companies (CT), Inc.

DELAWARE

1.	Agile Technology Solutions, Inc.
2.	American Tax Credit Corporate Georgia Fund III, L.L.C.
3.	Anita, Inc.
4.	Arcadian Management Services, Inc.
5.	Auto Injury Solutions, Inc.
6.	Availity, L.L.C.
7.	B-Cycle, LLC
8.	Certify Data Systems, Inc.
9.	CompBenefits Corporation
10.	CompBenefits Direct, Inc.
11.	Concentra Akron, L.L.C.
12.	Concentra Arkansas, L.L.C.
13.	Concentra Inc.
14.	Concentra Laboratory, L.L.C.
15.	Concentra Operating Corporation
16.	Concentra St. Louis, L.L.C.
17.	Concentra Solutions, Inc.
18.	Concentra South Carolina, L.L.C.
19.	Concentra-UPMC, L.L.C.
20.	DefenseWeb Technologies, Inc.
21.	Emphesys, Inc.
22.	Health Value Management, Inc.
23.	HUM INT, LLC
24.	Humana Government Business, Inc.
25	Humana Inc.
26.	Humana Innovation Enterprises, Inc.
27.	Humana Pharmacy, Inc.
28.	Humana Veterans Healthcare Services, Inc.
29.	Humana WellWorks LLC
30.	HumanaDental, Inc.
31.	HumanaVitality, LLC
32.	Latin Healthcare Fund, L.P.
33.	SeniorBridge Family Companies, Inc.

34.	Sensei, Inc.
35.	Symphony Health Partners, Inc.
36.	Symphony Health Partners-Midwest, LLC
37.	National Healthcare Resources, Inc.
38.	Occupational Health + Rehabilitation LLC
39.	United Sleep Diagnostics, Inc.
40.	Valor Healthcare, Inc.

FLORIDA

1.	154th Street Medical Plaza, Inc.
2.	1st Choice Home Health Care, LLC
3.	54th Street Medical Plaza, Inc.
4.	American Institute for Sleep Performance, Inc.
5.	CAC-Florida Medical Centers, LLC
6.	Care Partners Home Care, LLC
7.	CarePlus Health Plans, Inc.
8.	CompBenefits Company
9.	Complex Clinical Management, Inc.
10.	CNU Blue 2, LLC
11.	Continucare Clinics, Inc.
12.	Continucre Corporation
13.	Continucare MSO, Inc.
14.	Continucare MDHC, LLC
15.	Continucare Managed Care, Inc.
16.	Continucare Medical Management, Inc.
17.	Continucare Payment Corp.
18.	Continucare Physician Practice Management, Inc.
19.	CPHP Holdings, Inc.
20.	HomeCare Health Solutions, Inc.
21.	HUM-e-FL, Inc.
22.	Humana AdvantageCare Plan, Inc.
23.	Humana Dental Company
24.	Humana Health Insurance Company of Florida, Inc.
25.	Humana Medical Plan, Inc.
26.	HumanaCares, Inc.
27.	Metropolitan Health Networks, Inc.
28.	METCARE of Florida, Inc.
29.	Naples Health Care Specialists, LLC
30.	Nursing Solutions, LLC
31.	Rona Bartelstone Associates, LLC
32.	SeniorBridge Family Companies (FL), Inc.
33.	Seredor Centers, Inc.
34.	Seredor Corporation
35.	Sunset Harbor Home Health, Inc.

GEORGIA

1.	Arcadian Health Plan of Georgia, Inc.
2.	CompBenefits of Georgia, Inc.
3.	Humana Employers Health Plan of Georgia, Inc.
4.	SeniorBridge Family Companies (GA), Inc.

ILLINOIS

1.	CompBenefits Dental, Inc.
2.	Comprehensive Health Insights, Inc.
3.	Dental Care Plus Management, Corp.
4.	Humana Benefit Plan of Illinois, Inc.
5.	SeniorBridge Family Companies (IL), Inc.
6.	The Dental Concern, Ltd.

INDIANA

1.	Ambulatory Care Solutions, LLC

2.	SeniorBridge Family Companies (IN), Inc.

KENTUCKY

1.	CHA HMO, Inc.
2.	CHA Service Company
3.	Crescent Centre Condominium Ltd. Partnership
4.	HUM-Holdings International, Inc.
5.	Humana Active Outlook, Inc.
6.	Humana Health Plan, Inc.
7.	Humana Insurance Company of Kentucky
8.	Humana MarketPOINT, Inc.
9.	Humana Pharmacy Solutions, Inc.
10.	Humco, Inc.
11.	Preservation on Main, Inc.
12.	SeniorBridge Family Companies (KY), Inc.
13.	The Dental Concern, Inc.
14.	The Humana Foundation Inc.
15.	516-526 West Main Street Condominium Council of Co-Owners, Inc.

LOUISIANA

1.	Arcadian Health Plan of Louisiana, Inc.
2.	Humana Health Benefit Plan of Louisiana, Inc.
3.	Humana Health Plan Interests, Inc.
4.	SeniorBridge Family Companies (LA), Inc.

MAINE

1.	CM Occupational Health, Limited Liability Company
2.	OHR/Baystate, LLC

MARYLAND

1.	SeniorBridge Family Companies (MD), Inc.

MASSACHUSETTS

1.	Concentra Integrated Services, Inc.
2.	OHR/MMC, Limited Liability Company
3.	SeniorBridge Family Companies (MA), Inc.

MICHIGAN

1.	Humana Medical Plan of Michigan, Inc.

MINNESOTA

1.	SeniorBridge Family Companies (MN), Inc.

MISSOURI

1.	SeniorBridge Family Companies (MO), Inc.

NEW JERSEY

1.	SeniorBridge Family Companies (NJ), Inc.

NEVADA

1.	Concentra Health Services, Inc.

NEW YORK

1.	Arcadian Health Plan of New York, Inc.
2.	Cambridge Companions, LLC
3.	Cambridge Personal Care, LLC
4.	Harris, Rothenberg International Inc.
5.	Humana Insurance Company of New York
6.	SeniorBridge Care Management, Inc.
7.	SeniorBridge Family Companies (NY), Inc.

NORTH CAROLINA

1.	American Dental Plan of North Carolina, Inc.
2.	Arcadian Health Plan of North Carolina, Inc.
3.	Brighton Center for Sleep Disorders, LLC
4.	Premier Sleep Services, LLC
5.	SeniorBridge (NC), Inc.

OHIO

1.	Ambulatory Care Solutions of Ohio LLC
2.	Humana Health Plan of Ohio, Inc.
3.	Hummingbird Coaching Systems LLC
4.	SeniorBridge Family Companies (OH), Inc.

PENNSYLVANIA

1.	Concentra Occupational Healthcare Harrisburg, L.P.
2.	Humana Medical Plan of Pennsylvania, Inc.
3.	SeniorBridge Family Companies (PA), Inc.

PUERTO RICO

1.	Healthcare E-Commerce Initiative, Inc.
2.	Humana Health Plans of Puerto Rico, Inc.
3.	Humana Insurance of Puerto Rico, Inc.
4.	Humana MarketPOINT of Puerto Rico, Inc.

SOUTH CAROLINA

1.	Kanawha Insurance Company
2.	Rock Hill Sleep Center, LLC

TENNESSEE

1.	Cariten Health Plan Inc.
2.	Cariten Insurance Company
3.	Kanawha Healthcare Solutions, Inc.
4.	PHP Companies, Inc.
5.	Preferred Health Partnership, Inc.
6.	Preferred Health Partnership of Tennessee, Inc.
7.	SeniorBridge Family Companies (TN), Inc.

TEXAS

1.	Arcadian Choice, Inc.
2.	CompBenefits Insurance Company
3.	Concentra Occupational Health Research Institute
4.	Corphealth, Inc.
5.	Corphealth Provider Link, Inc.
6.	DentiCare, Inc.
7.	Emphesys Insurance Company
8.	Humana Health Plan of Texas, Inc.
9.	SeniorBridge Family Companies (TX), Inc.
10.	Texas Dental Plans, Inc.

UTAH

1.	Humana Medical Plan of Utah, Inc.
2.	SeniorBridge (UT), Inc.

VERMONT

1.	Managed Care Indemnity, Inc.

VIRGINIA

1.	KMG America Corporation
2.	SeniorBridge Family Companies (VA), Inc.

WASHINGTON

1.	Arcadian Health Plan, Inc.
2.	SeniorBridge (WA), Inc.

WEST VIRGINIA

1.	Professional Sleep Diagnostics, Inc.

WISCONSIN

1.	CareNetwork, Inc.
2.	Humana Insurance Company
3.	Humana Wisconsin Health Organization Insurance Corporation
4.	HumanaDental Insurance Company
5.	Independent Care Health Plan
6.	SeniorBridge Family Companies (WI), Inc.